Exhibit 4.1

COMMON STOCK                                                        COMMON STOCK

NUMBER                               [LOGO]                               SHARES
                                    TERABEAM

INCORPORATED UNDER THE            TERABEAM, INC.               CUSIP 88077B 10 8
LAWS OF THE STATE OF                                     See reverse for certain
DELAWARE                                                             definitions

THIS CERTIFIES THAT

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF

                                 TERABEAM, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and By-laws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:
                                 TERABEAM, INC.
/s/ David L. Renauld             CORPORATE SEAL            /s/ Patrick L. Milton
Vice President                        2003                             Treasurer
                                    DELAWARE

                          COUNTERSIGNED AND REGISTERED:
                         REGISTRAR AND TRANSFER COMPANY
                         BY              TRANSFER AGENT
                                          AND REGISTRAR

                              AUTHORIZED SIGNATURE